Exhibit 10.4
SECOND AMENDMENT
TO REVOLVING CREDIT AND TERM LOAN AGREEMENT
     THIS SECOND AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT (“Second Amendment”), dated as of November 3, 2010, is made and entered into by and among MOTORCAR PARTS OF AMERICA, INC., a New York corporation (“Borrower”), UNION BANK, N.A., a national banking association, in its capacity as Administrative Agent (“Administrative Agent”), UNION BANK, N.A., a national banking association, in its capacity as a Lender (“Union Bank”), and BRANCH BANKING & TRUST COMPANY, a North Carolina banking corporation, in its capacity as a Lender (“BB&T”) (Union Bank and BB&T herein called “Lenders”).
RECITALS:
     A. Borrower, Administrative Agent and Lenders are parties to that certain Revolving Credit and Term Loan Agreement dated as of October 28, 2009, as amended by (i) that certain First Amendment dated as of April 26, 2010 and (ii) that certain consent letter dated October 26, 2010 (as so amended, the “Agreement”), pursuant to which each Lender severally agreed to extend credit to Borrower in the amounts provided for therein.
     B. Borrower has requested, by notice to Administrative Agent, that Lenders extend the Revolving Loans Maturity Date (as such term is defined in the Agreement) from October 28, 2011 to October 29, 2012. Lenders have agreed to such request, subject, however, to the terms and conditions of this Second Amendment.
AGREEMENT:
     In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower, Administrative Agent and Lenders agree as follows:
1. Defined Terms. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.
2. Amendments To The Agreement.
     (a) The definition of “Applicable Base Lending Rate Margin” appearing in Section 1.1 of the Agreement is hereby amended to read in full as follows:
          “’Applicable Base Lending Rate Margin’ means, with respect to all Loans, as applicable, the margin set forth below opposite the applicable Leverage Ratio disclosed in the latest Compliance Certificate delivered pursuant to Section 6.3(b) or (e), as applicable:

Applicable Base Lending Rate
Level	Leverage Ratio	Margin For All Loans
I	Greater than or equal to 1.5:1.0	175 basis points
II	Greater than or equal to 1.0:1.0, but less than 1.5:1.0	150 basis points
III	Less than 1.0:1.0	125 basis points”
     (b) The definition of “Applicable LIBOR Lending Rate Margin” appearing in Section 1.1 of the Agreement is hereby amended to read in full as follows:
          “’Applicable LIBOR Lending Rate Margin’ means, with respect to all Loans, as applicable, the margin set forth below opposite the applicable Leverage Ratio disclosed in the latest Compliance Certificate delivered pursuant to Section 6.3(b) or (e), as applicable:

Applicable LIBOR Lending
Level	Leverage Ratio	Rate Margin For All Loans
I	Greater than or equal to 1.5:1.0	300 basis points
II	Greater than or equal to 1.0:1.0, but less than 1.5:1.0	275 basis points
III	Less than 1.0:1.0	250 basis points”
     (c) The definition of “Revolving Loans Maturity Date” appearing in Section 1.1 of the Agreement is hereby amended to read in full as follows:
          “’Revolving Loans Maturity Date’ means October 29, 2012, subject to any extension thereof pursuant to Section 2.19.”
3. Renewal Fee. On the effective date of this Second Amendment, Borrower shall pay to Administrative Agent, for the ratable account of the Revolving Loan Lenders, a renewal fee in an amount equal to one-tenth of one percent (1/10 of 1%) of the Revolving Credit Commitments, or Thirty-Five Thousand Dollars ($35,000), which renewal fee shall be non-refundable.
4. Effectiveness Of This Second Amendment. This Second Amendment shall become effective as of the date hereof when, and only when, Administrative Agent shall have received all of the following, in form and substance satisfactory to Administrative Agent:
     (a) A counterpart of this Second Amendment, duly executed by Borrower;
     (b) A reasonable legal documentation fee, for the sole account of the Administrative Agent, which reasonable legal documentation fee shall be non-refundable; and
     (c) Such other documents, instruments or agreements as Administrative Agent may reasonably deem necessary in order to effect fully this Second Amendment.

5. Ratification.
     (a) Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed; and
     (b) Upon the effectiveness of this Second Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Second Amendment.
6. Representations and Warranties. Borrower represents and warrants as follows:
     (a) Each of the representations and warranties contained in Article V of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;
     (b) The execution, delivery and performance of this Second Amendment are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower; and
     (c) No event has occurred and is continuing or would result from this Second Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default under the Agreement, but for the requirement that notice be given or time elapse or both.
7. Governing Law. This Second Amendment shall be deemed a contract under and subject to, and shall be construed for all purposes and in accordance with, the laws of the State of California.
8. Counterparts. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date and year first above written.

MOTORCAR PARTS OF AMERICA, INC., as Borrower
By:	/s/ Selwyn Joffe
Selwyn Joffe
Chief Executive Officer

UNION BANK, N.A., in its capacity as Administrative Agent and as a Lender
By:	/s/ Cary L. Moore
Cary L. Moore
Senior Vice President

BRANCH BANKING & TRUST COMPANY, in its capacity as a Lender
By:	/s/ Kenneth M. Blackwell
Kenneth M. Blackwell
Senior Vice President